EX-10.111
EMPLOYMENT AGREEMENT DATED 5/22/98



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                              EMPLOYMENT AGREEMENT

            THIS AGREEMENT (the "Agreement"), is made and entered into as of this 22nd day of May, 1998, by and between Subsidiary No. 5, Inc. (the "Company"), a North Carolina corporation whose mailing address for notice purposes is 3151 Seventeenth Street Extension, Wilmington, North Carolina, 28412, Attention: Chief Executive Officer, Facsimile No.: (910) 343-5920, and Karl Thor ("Employee"), an individual resident of North Carolina whose mailing address is 109 Draymore Way, Morrisville, North Carolina 27560.

                                    RECITALS


            A. The Company is engaged in the development of compounds, particularly those for genitourinary indications (the "Business").

            B. Employee has extensive knowledge and a deep understanding of the Business and has developed long-standing business relationships with customers, suppliers and other business constituencies who are involved in the Business.

            C. The Company desires to employ Employee and Employee desires to be employed by the Company, all upon the terms and conditions set forth herein.

            NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants of the parties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE 1
                              EMPLOYMENT AND DUTIES

            1.1 Engagement of Employee. The Company agrees to employ Employee and Employee agrees to accept such employment, all pursuant and subject to the terms and conditions of this Agreement.

            1.2. Duties and Powers. At all times during the Employment Period (as defined herein), the Company agrees that Employee shall serve as Chief Scientific Officer of the Company and will have such responsibilities, duties and authority, and will render such services for and in connection with the Company and its affiliates as are customary in such position and as the Board of Directors of the Company (the "Board") shall from time to time reasonably direct. Employee agrees to devote Employee's full business time and attention exclusively to the Business of the Company except as otherwise permitted or contracted for by the Company, and to use Employee's best efforts to faithfully carry out Employee's duties and responsibilities hereunder. Employee


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agrees to comply with all personnel policies and procedures of the Company as the same now exist or may be hereafter implemented by the Company from time to time, including those policies contained in the Pharmaceutical Product Development, Inc. ("PPD") employee manual or handbook which sets forth policies and procedures generally for employees of PPD and its subsidiaries and affiliates (the "Handbook") to the extent not inconsistent with this Agreement.

                                    ARTICLE 2
                               TERM OF EMPLOYMENT

      Unless sooner terminated as provided elsewhere in this Agreement, Employee's employment under this Agreement shall be for a period of four (4) years beginning on May 22, 1998 and ending on May 21, 2002 ("Initial Employment Period"). This Agreement automatically shall renew for successive one-year periods, unless either the Company or Employee provides written notice to the other at least six (6) months prior to the termination of any such period stating said party's desire to terminate this Agreement. The Initial Employment Period and any extension or renewal thereof shall be referred to herein together as the "Employment Period". Notwithstanding anything to the contrary contained herein, the Employment Period is subject to termination pursuant to Article 4 hereof.

                                    ARTICLE 3
                            COMPENSATION AND BENEFITS

            3.1 Compensation. In consideration of Employee performing the duties under this Agreement during the Employment Period, the Company will pay Employee a base salary at a rate of $115,000 per annum (the "Base Salary"), payable in accordance with the Company's regular payroll policy for salaried employees. The Base Salary of Employee may be subject to increase annually during the Employment Period by the Board of the Company. If the Employment Period is terminated pursuant to Article 4 hereof, except as otherwise provided in Section
4.4 the Base Salary for any partial year will be prorated based on the number of days elapsed in such year during which services were actually performed by Employee.

            3.2. Benefits. During the Employment Period, Employee shall be eligible to participate in and/or receive benefits under such employee and welfare benefit plans as may be established from time to time by PPD for its subsidiaries, including any profit-sharing, stock purchase, bonus, pension, disability, group-term life insurance, health insurance and flexible benefit payroll deduction plans, subject in each instance to Employee meeting all eligibility and qualification requirements of such plans. In addition, Employee shall be entitled to participate in such additional benefits as made available generally to Senior Vice Presidents of PPD Pharmaco, Inc. ("PPD Pharmaco"), a wholly owned subsidiary of PPD and an affiliate of the Company. Employee shall be entitled to roll over to the Pharmaceutical Product Development, Inc. Retirement Savings Plan (the "PPD 401(k) Plan") all of Employee's vested account balances in defined


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contribution plans sponsored by Eli Lilly and Company ("Lilly") , provided, however, that such defined contribution plans sponsored by Lilly permit such rollover and the PPD 401(k) Plan permits acceptance of such rollover amounts.

            3.3 Bonuses. During the Employment Period, the Employee shall be eligible to receive bonuses as follows:

                  a. Annual Incentive Bonuses. Employee shall be eligible to participate in the PPD Pharmaco, Inc. Employee Incentive Compensation Plan, or its successor, in effect from time to time (the "Incentive Plan") in the same manner as a Senior Vice President of PPD Pharmaco; provided, however, that Employee's business unit performance, as described in the Incentive Plan, shall be based on the performance of the Company. (Under the Incentive Plan as currently in effect, Employee's "target" bonus is thirty percent (30%) of Base Salary and, based on performance, can be as high as sixty percent (60%) of the Base Salary.)

                  b. Milestone Bonuses. Unless otherwise expressly stated, all capitalized terms used in this Section 3.3.b. and in Sections 3.3.c. and 4.4.d. below shall have the same meaning ascribed to them in that certain Development and License Agreement (the "Development Agreement") dated May 22, 1998 by and between Lilly, PPD and the Company. If Lilly exercises its Commercialization Option for a particular Licensed Product pursuant to Section 4.01 of the Development Agreement, or if PPD exercises its Commercialization Option for a particular Licensed Product pursuant to Section 4.02 of the Development Agreement, Employee shall be entitled to a milestone bonus of $90,000 (the "Milestone Bonus") for each Licensed Product for which Lilly or PPD exercises its respective Commercialization Option; provided, however, that in no event shall Employee receive a Milestone Bonus for more than three (3) Licensed Products (the "Three Products") for which Lilly and/or PPD exercise their respective Commercialization Options, and provided further that the Milestone Bonus for each Licensed Product of the Three Products for which Lilly or PPD exercises its respective Commercialization Option before May 22, 2000, if any, shall be doubled. Each Milestone Bonus to which Employee is entitled shall be paid within thirty (30) days after receipt by the Company of milestone payments described in Section 4.01(d) or Section 4.02(a) of the Development Agreement, whichever is applicable, which enable it to cover all licensing fees paid pursuant to Section 7.01(a) of the Development Agreement and to pay the Milestone Bonus.

                  c. Royalty Bonus. Employee shall be entitled to a royalty bonus equal to one half of one percent (0.5%) of net royalty payments owed by the Company to PPD (the "Royalty Bonus") with respect to each of the Three Products, if any. Said Royalty Bonuses, if any, shall be paid at the same time that the Company pays any royalties which it owes to Lilly and/or PPD under
Section 4.10 of the Development Agreement.



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            3.4 Expenses. The Company will reimburse Employee, in accordance with and subject to Employee's compliance with the Company's policy, for Employee's necessary and reasonable out-of-pocket expenses incurred in the course of performance of Employee's duties hereunder. All reimbursement of expenses to Employee hereunder shall be conditioned upon presentation of sufficient documentation evidencing such expenses.

            3.5 Vacation and Leave. During each year of the Employment Term, Employee shall be entitled to four weeks of paid vacation and such additional number of days of "Paid Time Off" allotted for the position of a Senior Vice President of PPD Pharmaco treated as having been employed on the date of this Agreement, and such other leave as may be established from time to time by the Company for the benefit of its employees, subject to Employee's compliance with the guidelines set forth in the Handbook.

            3.6 Stock Options. Employee shall be entitled to receive as of the effective date of this Agreement (the "Grant Date") options to purchase 15,000 shares of PPD's common stock at a purchase price equal to $22.125, the NASDAQ market close price on the Grant Date. Said share options are granted pursuant to the terms of PPD's Equity Compensation Plan (the "Equity Plan") and are subject to all of the terms and conditions of the Equity Plan as more specifically evidenced by that certain Stock Award Agreement attached hereto as Exhibit 3.6 entered into between Employee and PPD concurrently with this Agreement. In addition, Employee shall be entitled to consideration for annual stock option grants at the same time and in accordance with the guidelines prescribed from time to time by PPD's board of directors for Senior Vice Presidents of PPD Pharmaco. (Under the current PPD stock option guidelines, the "target" annual performance award for a Senior Vice Proesident of PPD Pharmaco is 5,000 options.)

            3.7 Severance Agreement. PPD shall enter into a Severance Agreement with Employee concurrently with the execution of this Agreement in the form set forth in Exhibit 3.7.

            3.8 Working Facilities. The Company shall furnish Employee with such office space, equipment, technical, secretarial and clerical assistance and such other facilities, services and supplies as shall be reasonably necessary to enable Employee to perform the duties required of Employee hereunder in an efficient and professional manner.

                                    ARTICLE 4
                            TERMINATION OF EMPLOYMENT

            4.1 Basis for Termination. Notwithstanding any other provision in this Agreement to the contrary, the Employment Period and Employee's employment


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hereunder shall terminate, effective on the date indicated, only upon the happening of any of the following events:

                  a. Termination for "Cause" (as hereinafter defined), effective immediately upon giving written notice of termination to Employee.

                  b. Death of Employee, effective immediately on the date of death without any notice.

                  c. Disability (as hereinafter defined) of Employee, effective immediately upon giving written notice of Disability to Employee.

            4.2 Termination for "Cause". For purposes of this Agreement, the term "Cause" shall mean (i) any material breach by Employee of this Agreement, after an opportunity to be heard thereon at a meeting of the Board of the Company, that is not cured within thirty (30) days of the Company's written notice to Employee specifying such breach, provided, however, Employee shall have no right to cure any breach which is not capable of being cured within thirty (30) days of such notice; (ii) conduct by Employee constituting gross neglect, willful misconduct, fraud or dishonesty affecting the Company's business or reputation; or (iii) any misappropriation of the Company's property or any misappropriation of any corporate or business opportunity of the Company.

            4.3 Disability of Employee. Employee shall be deemed to have a "Disability" for purposes of this Agreement if Employee, by reason of physical or mental illness, incapacity or injury, is unable to perform the essential functions of Employee's position for a total period of sixty (60) days during any twelve-month period. The Board of the Company shall determine, according to the facts then available, whether and when the Disability of Employee has occurred. Such determination will take into consideration the expert medical opinion of a physician chosen by the Company after such physician has completed an examination of Employee. Employee agrees to be available for such examination upon the reasonable request of the Company.

            4.4 Compensation After Termination During Employment Period. If the Company shall terminate Employee's employment during the Employment Period pursuant to Section 4.1 hereof, the Company shall have no further obligations hereunder or otherwise with respect to Employee's employment from and after the termination or expiration date, except that the Company shall pay Employee's Base Salary accrued through the date of termination or expiration and shall provide such benefits as are required by applicable law. If the Company shall terminate Employee's employment during the Employment Period other than pursuant to Section 4.1 hereof, the Company shall have the following obligations to Employee, which shall be Employee's sole and exclusive remedy in the event of such termination:



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                  a. The Company shall continue to pay Employee his Base Salary established pursuant to Section 3.1 hereof in accordance with the Company's regular payroll policy for salaried employees, for a period equal to the lesser of (i) eighteen (18) months or (ii) the remainder of the Employment Period.

                  b. For a period equal to the lesser of (i) eighteen (18) months or (ii) the remainder of the Employment Period, Employee shall continue to be eligible for bonuses under the Incentive Plan as described in Section 3.3.a. above.

                  c. All unvested PPD stock options, if any, awarded to Employee on the Grant Date shall become fully vested on the date of Employee's termination of employment.

                  d. If within six (6) months after Employee's termination of employment hereunder either Lilly or PPD exercises its respective Commercialization Option with respect to a Licensed Product to which Employee would be entitled to Milestone and Royalty Bonuses under Sections 3.3.b. and 3.3.c. of this Agreement, said bonuses shall be paid to Employee in the manner described in said sections.

                  e. For a period of one year after Employee's termination of employment, the Company shall continue to pay for and provide existing employee welfare benefits which Employee is receiving as of the date of termination of employment, including life insurance, health, medical, dental, vision and wellness, accidental death and dismemberment and disability benefits; provided, however, that the Company's obligations under this section shall terminate from the date that Employee first becomes eligible after termination of employment with the Company for similar coverage under another employer's plan.

From and after such termination or expiration date, the Company shall continue to have all other rights available hereunder, including without limitation, all rights at law, in equity or under the Propriety Information and Invention Agreement described in Article 5 hereof.

            4.5 Return of Property of Company. Employee agrees that, upon the termination of Employee's employment, Employee will surrender to the Company all memoranda, notes, reports, lists, books, records and similar items (and all copies thereof) in Employee's possession, which contain information regarding the Company's Business, and also will return to the Company all other property of the Company which has come into Employee's possession while an employee of the Company.

                                    ARTICLE 5
                              RESTRICTIVE COVENANTS

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            Concurrent with the execution of this Agreement, Employee shall enter into a Proprietary Information and Invention Agreement in the form set forth in Exhibit 5 attached hereto.




                                    ARTICLE 6
                                  MISCELLANEOUS

            6.1 Withholding Taxes. All amounts payable under this Agreement, whether such payment is to be made in cash or other property, shall be subject to withholding for Federal, state and local income taxes, employment and payroll taxes, and other legally required withholding taxes and contributions to the extent appropriate in the determination of the Company, and Employee agrees to report all such amounts as ordinary income on Employee's personal income returns and for all other purposes.

            6.2 Assignment. No party hereto may assign or delegate any of its rights or obligations hereunder without the prior written consent of the other party hereto; provided, however, that the Company shall have the right to assign all or any part of its rights and obligations under this Agreement (i) to any affiliate of the Company to which the Business of the Company is assigned at any time, any other affiliate or subsidiary of the Company, or any surviving entity following any merger or consolidation of any of those entities with any entity other than the Company, or (ii) in connection with the sale of the Business by the Company.

            6.3 Binding Effect. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall be binding upon and inure to the benefit of the respective legal representatives, heirs, successors and permitted assigns of the parties hereto whether so expressed or not.

            6.4 Entire Agreement. Except as otherwise expressly set forth herein, this Agreement and all other agreements entered into by the parties hereto on the date hereof set forth the entire understanding of the parties, and supersede and preempt all prior oral or written understandings and agreements with respect to the subject matter hereof.

            6.5 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.



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            6.6 Amendment; Modification. No amendment or modification of this
Agreement and no waiver by any party of the breach of any covenant contained herein shall be binding unless executed in writing by the party against whom enforcement of such amendment, modification or waiver is sought. No waiver shall be deemed a continuing waiver or a waiver in respect of any subsequent breach or default, either of a similar or different nature, unless expressly so stated in writing.

            6.7 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of North Carolina, without giving effect to provisions thereof regarding conflict of laws.

            6.8 Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement, including but not limited to any breach, or as to its existence, validity, interpretation, performance or non-performance, or damages, including claims in tort, shall be decided by a single neutral arbitrator agreed upon by the parties hereto in Wilmington, North Carolina in binding arbitration pursuant to the commercial Arbitration Rules of the American Arbitration Association then in effect. The parties to any such arbitration shall be limited to the parties to this Agreement or any successor thereof. The arbitration shall be conducted in accordance with the procedural laws of the United States Federal Arbitration Act, as amended. The written decision of the arbitrator shall be final and binding, and may be entered and enforced in any court of competent jurisdiction and each party specifically acknowledges and agrees to waive any right to a jury trial in any such forum. Each party to the arbitration shall pay its fees and expenses, unless otherwise determined by the arbitrator.

            6.9 Notices. All notices, demands or other communications to be given or delivered hereunder or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been properly served if (a) delivered personally, (b) delivered by a recognized overnight courier service,
(c) sent by certified mail, return receipt requested and first class postage prepaid, or (d) sent by facsimile transmission followed by a confirmation copy delivered by a recognized overnight courier service the next day. Such notices, demands and other communications shall be sent to the address first set forth above, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Date of service of such notice shall be (i) the date such notice is personally delivered or sent by facsimile transmission (with issuance by the transmitting machine of a confirmation of successful transmission), (ii) the date of receipt if sent by certified mail, or (iii) the date of receipt if sent by overnight courier.

            6.10 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same Agreement.



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            6.11 Descriptive Heading; Interpretation. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.






            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

            COMPANY:                      SUBSIDIARY NO. 5, INC.



                                          By: /s/ Fred Eshelman
                                              -------------------------
                                          Its: Chief Executive Officer
                                              -------------------------


            EMPLOYEE                      /s/ Karl Thor            (SEAL)
                                          -------------------------------
                                          Name: Karl Thor


            PPD:                          Pharmaceutical Product
                                          Development, Inc.



                                          By: /s/Fred Eshelman
                                              ---------------------------
                                          Its: Chief Executive Officer
                                              ---------------------------

            Pharmaceutical Product Development, Inc. has executed this Agreement to acknowledge its binding obligations under Sections 3.2, 3.3, 3.6, 3.7, 4.4.c. and 4.4.e.



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